Exhibit 107.1
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Wolfspeed, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.00125 per share	Rule 457(o) (1)	—	—	$200,000,000	0.00015310	$30,620.00

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

N/A

	Total Offering Amounts					$200,000,000		$30,620.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$30,620.00

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement on Form
S-3
(File
No. 333-283676),
filed by the registrant with the Securities and Exchange Commission on December 9, 2024.